EXHIBIT 3.2


                           RESOLUTION AMENDING BYLAWS


         WHEREAS, it is desirable to amend the Company's Bylaws to allow Directors to continue serving as Directors of the Company until the end of the term following their 70th birthday.

         NOW, THEREFORE, BE IT RESOLVED, that upon recommendation of the Executive Committee, Article II, Section 5 of the Company's Bylaws is hereby amended by deleting the last sentence of such Section and substituting the following sentence in lieu thereof:

                  Each Director who is not an officer of the Corporation or any of its direct or indirect subsidiaries, including any Director serving pursuant to the previous sentence, shall cease to be a Director at the end of such Director's term coinciding with or following such Director's 70th birthday.


                                    * * * * *

                              SUNTRUST BANKS, INC.

                                     BYLAWS

                          (As Amended February 9, 1999)



                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. If the Board of Directors fails to provide such date and time, then such meeting shall be held at the corporate headquarters at 9:30 A.M. local time on the third Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

         SECTION 2. Special Meeting; Call of Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board or the President. Special meetings of the shareholders may also be called at any time by the Board of Directors or the holders of at least twenty-five percent (25%) of the outstanding common stock of the Corporation. Such meetings shall be held at such place as is stated in the call and notice thereof.

         SECTION 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called if a special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of shareholders of the Corporation, with postage thereon prepaid. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of such meeting. Notice of any meeting may be given by the Chairman of the Board, President, the Corporate Secretary or any Assistant Secretary. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

         SECTION 4. Quorum; Required Shareholder Vote. Each outstanding share of common stock of the Corporation is entitled to one vote on each matter submitted to a vote. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a different vote is required by law, the Articles of Incorporation or these Bylaws, except in the case of elections for Director, for which the vote of a plurality of the votes cast by the shares entitled to vote for such election shall be the act of the shareholders. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum, and the holders of a majority of the voting shares present at such meeting shall be the act of the shareholders unless a different vote is required by law, the Articles of Incorporation or these Bylaws. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         SECTION 5. Proxies. A shareholder may vote either in person or by proxy. A shareholder may appoint a proxy: (i) by executing a written document, which may be accomplished by any reasonable means, including facsimile transmission; (ii) orally, which may be by telephone; or (iii) by any other form of electronic communication. No proxy shall be valid for more than eleven (11) months after the date of such appointment, unless, in the case of a written proxy, a longer period is expressly provided for in the written document.

         SECTION 6. Judges of Elections. At every meeting of shareholders, the vote shall be conducted by two or more judges appointed for that purpose by the Board of Directors or by the chairman of the meeting. All questions concerning the qualification of voters, the validity of proxies, or the acceptance or rejection of votes shall be decided by such judges.


                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Corporation and may exercise all of the powers of the Corporation subject to any restrictions imposed by law.

         SECTION 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than ten (10) nor more than sixteen (16) natural persons, the exact number to be set from time to time by the Board of Directors. No decrease in the number of Directors shall shorten the term of an incumbent Director. Each Director shall be a shareholder of the Corporation and a citizen of the United States of America. In the absence of the Board of Directors setting the number of Directors, the number shall be twelve (12). The Directors of the Corporation shall be divided into three classes, as nearly equal in size as practicable. The term of each class shall be three years. Each Director shall hold office for the term for which elected, which term shall end at the annual meeting of the shareholders, and until his successor has been elected and qualified, or until his earlier retirement, resignation, removal from office, or death.

         SECTION 3. Election of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations shall specify the class of Directors to which each person is nominated, and nominations, other than those made by the existing

Board of Directors, shall be made in writing and shall be delivered or mailed to the Chairman of the Board not less than thirty (30) days nor more than seventy-five (75) days prior to any meeting of the shareholders called for the election of Directors; provided, however, that if less than thirty-five (35) days notice of the meeting is given to shareholders such nomination shall be mailed or delivered to the Chairman of the Board not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such nomination and notification shall contain the following information:

         (i)      The names and addresses of the proposed nominee or nominees;

         (ii)     The principal occupation of each proposed nominee;

         (iii) The total number of shares that, to the knowledge of the notifying or nominating shareholder, will be voted for each of the proposed nominees;

         (iv) The name and residence address of each notifying or nominating shareholder;

         (v) The number of shares owned by the notifying or nominating shareholder;

         (vi) The total number of shares that, to the knowledge of the notifying or nominating shareholder, are owned by the proposed nominee; and

         (vii) The signed consent of the proposed nominee to serve, if elected.

         Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the judges of election shall disregard all votes cast for each such nomination.

         SECTION 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill director vacancies, vacancies resulting from retirement, resignation, removal from office (with or without cause), death or a vacancy resulting from an increase in the number of Directors comprising the Board, shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of shareholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         SECTION 5. Retirement. Each Director serving as an officer of the Corporation or any of its direct or indirect subsidiaries shall cease to be a Director on the date of the first to occur of (a) such Director's 65th birthday,
(b) the date of his termination of employment, (c) the date of his resignation from employment, or (d) the date of his retirement from employment. The foregoing shall not apply to any Director serving as an officer of the Corporation who is the Chairman of the Executive Committee. Each Director who is not an officer of the Corporation or any of its direct or indirect subsidiaries, including any Director serving pursuant to the previous sentence, shall cease to be a Director at the end of such Director's term coinciding with or following such Director's 70th birthday.

         SECTION 6. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or all Directors, may be removed from office at any time with or without cause, but only by the same affirmative vote of the shareholders required to amend this Article II as provided in the Corporation's Articles of Incorporation.

         SECTION 7. Resignations. Any Director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, the President, or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                   ARTICLE III

                  ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

         SECTION 1. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of business; if a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation, or by these Bylaws.

         SECTION 2. Executive Committee. There is hereby established an Executive Committee which shall consist of not less than four (4) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Corporation's annual shareholders' meeting, and may at such other time as the Board of Directors determines, elect the Directors who shall be members of the Executive Committee. The Executive Committee shall have and may exercise all the authority of the Board of Directors as permitted by law. The Board of Directors shall elect the Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Board of Directors may also elect one member of the Executive Committee as Vice Chairman of the Executive Committee who shall preside at Executive Committee meetings in the absence of the Chairman of the Executive Committee. The Executive Committee shall serve as the Nominating Committee and shall have the power to recommend candidates for election to the Board of Directors and shall consider other issues related to the size and composition of the Board of Directors.

         SECTION 3. Audit Committee. There is hereby established an Audit Committee which shall consist of not less than four (4) Directors. No Director who is an officer of the Corporation or any direct or indirect subsidiary of the Corporation shall be a member of the Audit Committee. The Board of Directors shall at the Board of Directors' meeting immediately following the Corporation's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the members of the Audit Committee. The Audit
Committee shall require that an audit of the books and affairs of the Corporation be made at such time or times as the members of the Audit Committee shall choose. The Board of Directors shall elect the Chairman of the Audit Committee who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee.

         SECTION 4. Other Committees. The Board of Directors may designate from among its members one or more other committees, each consisting of one (1) or more Directors, and each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors to the extent permitted by law.

         SECTION 5. Committee Meetings. Regular meetings of committees, of which no notice shall be necessary, shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by such committees. Special meetings of any committee may be called by the Chairman of the Board or the President, or by the Chairman of such committee or by any other two members of the committee, at any time. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors, but notice of any such meeting need not be given to any member of the committee if waived by him before or after the meeting, in writing (including telegram, cablegram, facsimile, or radiogram) or if he shall be present at the meeting; and any meeting of any committee shall be a legal meeting, without any notice thereof having been given, if all the members shall be present thereat. A majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

         SECTION 6. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors.

         SECTION 7. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, and such alternate members may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

         SECTION 8. Place, Time, Notice and Call of Directors' Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders or at such other time and place as the Chairman of the Board may designate. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of such special meetings as shall be given to each Director orally, either by telephone or in person, or in writing, either by personal delivery or by mail, telegram, facsimile, or cablegram no later than the day before such meeting. Notice of a meeting of the Board of Directors need not be given to any Director who signs and delivers to the Corporation a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law or these Bylaws.

         A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned meeting need be given.

         Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

         SECTION 9. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee.

         Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which means all persons participating in the meeting can hear each other, and participation in a meeting of the Board or such committee by such means shall constitute personal presence at such meeting.

         SECTION 10. Directors' Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation which shall be paid to its members for attendance at meetings of, or services on, the Board of Directors or any committee of the Board. The Board of Directors shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Executive Structure. The Board of Directors shall elect the following officers: Chairman of the Board, President, Chief Financial Officer, Corporate Secretary, and Treasurer, and may elect one or more Vice Chairmen, Executive Vice Presidents and Senior Vice Presidents, as the Board of Directors may deem necessary. The Board of Directors shall designate from among such elected officers a Chief Executive Officer. The Chief Executive Officer may appoint such assistant officers, whose duties shall consist of assisting one or more of the Officers in the discharge of the duties of any such Officer, as may be specified from time to time by the Chief Executive Officer, whose titles may include such designations as the Chief Executive Officer shall deem appropriate. All Officers (including assistant officers) shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders. All assistant officers shall be appointed for a term specified by the Chief Executive Officer but not later than the meeting of the Board of Directors following the next annual meeting of shareholders. Any two or more offices may be held by the same person.

         SECTION 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Corporation, and all other officers and agents of the Corporation shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of

Directors. The Chief Executive Officer shall be responsible for interpretation and required implementation of the policies of the Corporation as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Corporation. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Corporation and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors.

         SECTION 3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the shareholders and Board of Directors.

         SECTION 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         SECTION 5. Vice Chairman. Any Vice Chairman elected shall be a member of the Board of Directors and shall have such duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

         SECTION 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the funds and assets of the Corporation, and shall render a statement of the assets, liabilities and operations of the Corporation to the Board of Directors at its regular meetings.

         SECTION 7. Treasurer. The Treasurer shall perform such duties as may be assigned to the Treasurer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

         SECTION 8. Corporate Secretary. Due notice of all meetings of the shareholders and directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his office including authentication of corporate documents and shall have custody of the Seal of the Corporation. Each assistant Corporate Secretary appointed by the Chief Executive Officer may perform all duties of the Corporate Secretary.

         SECTION 9. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

         SECTION 10. Removal of Officers. Any officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation will be served thereby. In addition, an officer of the Corporation shall cease to be an officer upon ceasing to be an employee of the Corporation or any of its subsidiaries.

                                    ARTICLE V

                                      STOCK

         SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation and shall be signed by the Chairman of the Board, or the President, together with the Corporate Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. The signatures of such officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face "Canceled". The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar) as it deems appropriate.

         SECTION 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

         SECTION 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.


                                   ARTICLE VI

                        DEPOSITORIES, SIGNATURES AND SEAL

         SECTION 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

         SECTION 2. Seal.   The seal of the Corporation shall be as follows:


                                     [SEAL]

         If the seal is affixed to a document, the signature of the Corporate Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it has been affixed and attested manually.

         SECTION 3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the Chairman of the Board, the President, any Vice Chairman, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such manner and by such other officers, employees or agents of the Corporation as the Board of Directors or Executive Committee may from time to time direct.


                                   ARTICLE VII

              INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

         SECTION 1. Definitions. As used in this Article, the term:

         (A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

         (D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.

         (E) "Expenses" includes counsel fees.

         (F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.

         (H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

         (I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

         SECTION 2.        Basic Indemnification Arrangement.

         (A) Except as provided in subsections 2(D) and 2(E) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

         (C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

         (D) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

         SECTION 3. Advances for Expenses.

         (A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

         (B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

         (C) Authorizations under this Section shall be made: (i) By the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

         SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

         (A) The  Corporation  shall not  indemnify a director or Officer  under
Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

         (B) The determination referred to in subsection 4(A) above shall be made:

                  (i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                  (ii)     by special legal counsel:

                           (1) selected by the Board of Directors or its
                  committee in the manner prescribed in subdivision (i); or

                           (2)  If  there  are  fewer  than  two   disinterested
                  directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

                  (iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

         (C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

         (D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under
Section 5 below.

         (E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

         SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

                  (i) The director is entitled to indemnification under this part; or

                  (ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

         If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

         SECTION 6. Indemnification of Officers and Employees.

         (A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

         (B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and
(ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7.

         The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

         SECTION 7. Shareholder Approved Indemnification.

         (A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                  (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                  (ii)  for  acts  or  omissions   which   involve   intentional
         misconduct or a knowing violation of law;

                  (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                  (iv) for any transaction from which he received an improper personal benefit.

         (B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                  (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and

                  (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

         SECTION 8. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

         SECTION 9. Witness Fees. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

         SECTION 10. Report to Shareholders. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.

         SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

         SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.


                                  ARTICLE VIII

                              AMENDMENTS OF BYLAWS

         The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.


                                   ARTICLE IX

                      EMERGENCY TRANSFER OF RESPONSIBILITY

         SECTION 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions, which directly or severely affects the operations of the Corporation, the officers and employees of this Corporation will continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

         SECTION 2. Officers Pro Tempore. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Corporation, to delegate and prescribe such officer's powers and duties to any other officer, or to any Director.

         In the event of a national emergency or state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of this Corporation by its Directors and officers as contemplated by the Bylaws, any two or more available members or alternate members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Corporation in accordance with the provisions of Articles II and III of the Bylaws. If two members or alternate members of the Executive Committee cannot be expeditiously located, then three available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

         SECTION 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the
Corporation, the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chairman of the Board, President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Corporate Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Corporate Secretary, or Treasurer.

         SECTION 4. Certification of Authority. In the event of a national emergency or disaster which directly and severely affects the operations of the Corporation, anyone dealing with this Corporation shall accept a certification by the Corporate Secretary or any three officers that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Corporate Secretary, or Treasurer, in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Corporate Secretary or three officers of the Corporation.

         SECTION 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Corporation's offices or facilities unserviceable, or which causes, or in the judgment of the Board of Directors or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Corporation shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

         SECTION 6. Amendments to Article IX. At any meeting called in accordance with Section 2 of this Article IX, the Board of Directors or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

                                    ARTICLE X

               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         All of the requirements of Article 11A of the Georgia Business Corporation Code (currently codified in Sections 14-2-1131 through 14-2-1133 thereof), as may be in effect from time to time (the

"Business Combination Statute"), shall apply to all "business combinations" (as defined in Section 14-2- 1131 of the Georgia Business Corporation Code) involving the Corporation. The requirements of the Business Combination Statute shall be in addition to the requirements of Article XI of the Corporation's Articles of Incorporation. Nothing contained in the Business Combination Statute shall be deemed to limit the provisions contained in Article XI of the Corporation's Articles of Incorporation, and nothing contained in Article XI of the Corporation's Articles of Incorporation shall be deemed to limit the provisions contained in the Business Combination Statute.


                                   ARTICLE XI

                         INSPECTION OF BOOKS AND RECORDS

         The Board of Directors shall determine whether and to what extent the accounts and books of the Corporation, or any of them, other than the share records, shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or books or document of the Corporation except as conferred by law or by resolution of the shareholders or the Board of Directors. Without prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding.